UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 8, 2013

NEONODE INC.
(Exact name of issuer of securities held pursuant to the plan)

Commission File Number 1-35526

Delaware	94-1517641
(State or other jurisdiction of incorporation)	(I.R.S. Employer Identification No.)

2350 Mission College Blvd, Suite 190, Santa Clara, CA. 95054
(Address of principal executive offices, including Zip Code)

Registrant’s telephone number, including area code:
 (408) 496-6722

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note

This Form 8-K/A is filed as an amendment to the Current Report Form 8-K filed by Neonode, Inc., on May 8, 2013, to correct the period of report. No other changes have been made to the 8K.

TABLE OF CONTENTS

Item 2.02	Results of Operations and Financial Condition.	3

Item 9.01	Financial Statements and Exhibits	3

Signatures		4

Exhibit Index

Ex-99.1	Press Release of the Company dated May 8, 2013

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Item 2.02.            Results of Operations and Financial Condition.

On May 8, 2013, Neonode Inc. (the “Company”) reported its earnings for its first fiscal quarter ended March 31, 2013.  A copy of the Company’s press release containing this information is furnished as Exhibit 99.1 to this report on Form 8-K and is incorporated herein by reference.

The information furnished pursuant to this Item 2.02, including Exhibit 99.1, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities under that Section, or incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Item 9.01.            Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

Exhibit 99.1	Press Release of the Company dated May 8, 2013 containing financial information for its first fiscal quarter ended March 31, 2013

Safe Harbor Statement

Information provided in this report on Form 8-K may contain statements relating to current expectations, estimates, forecasts and projections about future events that are “forward-looking statements” as defined in the Private Securities Litigation Reform Act of 1995.  These forward-looking statements generally relate to the Company's plans, objectives and expectations for future operations and are based upon management’s current estimates and projections of future results or trends.  Actual future results may differ materially from those projected as a result of certain risks and uncertainties.  These risks and uncertainties are discussed under “Risk Factors” and elsewhere in the Company's public filings with the U.S. Securities and Exchange Commission from time to time, including the Company's annual report on Form 10-K, quarterly reports on Form 10-Q, and current reports on Form 8-K.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

NEONODE INC.

By:	/s/ David W. Brunton
Name:	David W. Brunton
Title:	Chief Financial Officer

Date: May 8, 2013

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